EXHIBIT 10.30

                     CHANGE IN CONTROL SEVERANCE AGREEMENT

        THIS AGREEMENT is entered into as of the 31st day of October, 2001 by and between The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and _________________ (the "Employee").


                               W I T N E S S E T H

        WHEREAS, the Employee currently serves as a key employee of ServiceMaster or one of its affiliated companies and his or her services and knowledge are valuable to ServiceMaster in connection with the management of one or more of ServiceMaster's principal operating facilities, divisions, departments or subsidiaries; and

        WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of ServiceMaster and its stockholders to secure the Employee's continued services and to ensure the Employee's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1), without concern as to whether the Employee might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Employee's full attention and dedication to ServiceMaster, the Board has authorized ServiceMaster to enter into this Agreement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, ServiceMaster and the Employee hereby agree as follows:

        1.      Definitions.  As used in this Agreement, the following terms
                -----------
shall have the respective meanings set forth below:

        (a)     "Board" means the Board of Directors of ServiceMaster.
                 -----

        (b)     "Business Segment" means ServiceMaster's subsidiaries
                 ----------------
included in each business segment, including the TruGreen, Terminix, Home Maintenance & Improvement and Management Services business segments.

        (c)     "Cause" means:
                 -----

                (1) a material breach by the Employee of those duties and responsibilities of the Employee which do not differ in any material respect from the duties and responsibilities of the Employee during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of ServiceMaster and which is not remedied in a reasonable period of time after receipt of written notice from ServiceMaster specifying such breach and period of time; or

                (2) the commission by the Employee of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the Employee that materially and adversely affects the business affairs or reputation of ServiceMaster or an affiliated company.

        (d)     "Change in Control" means:
                 -----------------

                (1) the acquisition by any individual, entity or group
        (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of ServiceMaster common stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of ServiceMaster entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from ServiceMaster (excluding any acquisition resulting from the exercise of an exercise conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from ServiceMaster), (B) any acquisition by ServiceMaster, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section (1)(c); provided further, that for purposes of clause (B), if any Person (other than ServiceMaster or any employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by ServiceMaster, and such Person shall, after such acquisition by ServiceMaster, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities, in either case other than pursuant to a stock split, stock dividend or similar transaction and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                (2) individuals who, as of April 28, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of ServiceMaster subsequent to April 27, 2001 whose election, or nomination for election by ServiceMaster's stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of ServiceMaster as a result of an actual or threatened solicitation by a Person or group for the purpose of opposing a solicitation by any other Person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of ServiceMaster (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns ServiceMaster or all or substantially all of ServiceMaster's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be,
        (ii) no Person (other than: ServiceMaster; any employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

                (4) the consummation of a plan of complete liquidation or dissolution of ServiceMaster.

        (e) "Code" means the Internal Revenue Code of 1986, as amended, including any regulations adopted thereunder.

        (f)     "Date of Termination" means:
                 -------------------

                (1) the effective date on which the Employee's employment by ServiceMaster or any of its affiliated companies terminates as specified in a prior written notice by ServiceMaster or the Employee, as the case may be, to the other, delivered pursuant to Section 11; or

                (2) if the Employee's employment by ServiceMaster or any of its affiliated companies terminates by reason of death, the date of death of the Employee.

        (g)     "Good Reason" means, without the Employee's express written
                 -----------
        consent, the occurrence of any of the following events after a Change in Control:

                (1) any of (i) the reduction in any material respect in the Employee's position(s), duties or responsibilities with ServiceMaster or the Employee's Business Segment, as applicable, immediately prior to such Change in Control, (ii) an adverse change in the Employee's reporting responsibilities, titles or offices with ServiceMaster or the Employee's Business Segment, as applicable, as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of the Employee from ServiceMaster or the Employee's Business Segment, as applicable, otherwise than as expressly permitted by this Agreement or any failure to re-elect the Employee to any position with ServiceMaster or the Employee's Business Segment, if applicable, held by the Employee immediately prior to such Change in Control;

                (2) a reduction in the Employee's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter or the failure to increase such rate of base salary each year after such Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in the rates of annual base salary for all executive officers (within the meaning of Rule 3b-7 promulgated under the Exchange Act) of ServiceMaster during the two full fiscal years of ServiceMaster immediately preceding such Change in Control;

                (3) any requirement of ServiceMaster or the Employee's Business Segment, as applicable, that the Employee be based more than 40 miles from the facility where the Employee is located at the time of the Change in Control;

                (4) the failure of ServiceMaster or the Employee's Business Segment, as applicable, to (i) continue in effect any employee benefit plan or compensation plan in which the Employee is participating immediately prior to such Change in Control, unless the Employee is permitted to participate in other plans providing the Employee with substantially comparable benefits, or the taking of any action by ServiceMaster or the Employee's Business Segment which would materially and adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such plan, (ii) provide the Employee and the Employee's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) substantially comparable to the plans, practices, programs and policies of ServiceMaster and its affiliated companies in effect for the Employee immediately prior to such Change in Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of ServiceMaster and its affiliated companies, (iii) provide fringe benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its affiliated companies in effect for the Employee immediately prior to such Change in Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of ServiceMaster and its affiliated companies, (iv) provide an office, together with personal secretarial and other assistance, substantially comparable to the most favorable of the foregoing provided to the Employee by ServiceMaster and its affiliated companies immediately prior to such Change in Control or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer employees of ServiceMaster and its affiliated companies,
        (v) provide the Employee with paid vacation as in effect for the Employee immediately prior to such Change in Control or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of ServiceMaster and its affiliated companies, or (vi) reimburse the Employee promptly for all reasonable employment expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of ServiceMaster and its affiliated companies in effect for the Employee immediately prior to such Change in Control, or if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of ServiceMaster and its affiliated companies; or

                (5) the failure of ServiceMaster to obtain the assumption agreement from any successor as contemplated in Section 10(b).

        For purposes of this Agreement, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by ServiceMaster or any of its affiliated companies promptly after receipt of notice thereof given by the Employee shall not constitute Good Reason.

        (h)     "Nonqualifying Termination" means a termination of the
                 -------------------------
Employee's employment:

                (1) by ServiceMaster or any of its affiliated companies for Cause,

                (2)     by the Employee for any reason other than a Good Reason,

                (3)     as a result of the Employee's death or

                (4) by ServiceMaster or any of its affiliated companies due to the Employee's absence from the Employee's duties with ServiceMaster or its affiliated companies on a full-time basis is for at least 180 consecutive days as a result of the Employee's incapacity due to physical or mental illness.

        (i)     "Termination Period" means the period of time beginning with a
                 ------------------
Change in Control and ending on the earlier to occur of:

                (1)     two years following such Change in Control and

                (2)     the Employee's death.

        2.      Obligations of the Employee. The Employee agrees that in the
                ---------------------------
event any Person attempts a Change in Control, the Employee shall not voluntarily leave the employ of ServiceMaster or its affiliated companies without Good Reason:

        (a) until the earlier of (1) the date on which such attempted Change in Control terminates and (2) six months from the date when such attempted Change in Control became known to the Board; or

        (b) if a Change in Control shall occur, until 90 days after the date of such Change in Control.

        For purposes of clause (a) of the preceding sentence, Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

        3.      Payments upon Termination of Employment.
                ---------------------------------------

        (a) If during the Termination Period the employment of the Employee shall terminate, other than by reason of a Nonqualifying Termination, then ServiceMaster shall pay to the Employee (or the Employee's beneficiary or estate) within 30 days after the Date of Termination, as compensation for services rendered to ServiceMaster and its affiliated companies:

                (1) a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) equal to the sum of (i) the Employee's full annual base salary from ServiceMaster and its affiliated companies through the Date of Termination, to the extent not theretofore paid, (ii) the Employee's annual bonus (APC) in an amount equal to the target bonus of the Employee (without regard to any amounts that would otherwise be deferred) in respect of the fiscal year of ServiceMaster in which the Change in Control occurs (or if higher, the target APC bonus in respect of the fiscal year in which the Date of Termination occurs), multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365 or 366, as applicable,
        (iii) the Employee's payout under ServiceMaster's Long-Term Performance Award Plan (LTPA) in an amount equal to the target payout of the Employee (without regard to any amounts that would otherwise be deferred) in respect of the fiscal year of ServiceMaster in which the Change in Control occurs (or, if higher, the target LTPA payout in respect of the fiscal year in which the Date of Termination occurs), multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365 or 366, as applicable, (iv) the excess, if any, of the Employee's bank balance under the LTPA on the Date of Termination over any administrative credit in such bank balance on the Date of Termination, and (v) any compensation previously deferred by the Employee (together with any interest and earnings thereon) under the ServiceMaster Deferred Compensation Plan or any successor plan and any accrued vacation pay, in each case to the extent not theretofore paid; plus

                (2) a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) equal to the sum of (i) [one (1), two

        (2) or three (3)] times the Employee's highest annual base salary from ServiceMaster and its affiliated companies (without regard to any amounts that would otherwise be deferred) in effect during the 12-month period prior to the Date of Termination, (ii) ) [one (1), two (2) or three (3)] times the Employee's target APC bonus (without regard to any amounts that would otherwise be deferred) in respect of the fiscal year of ServiceMaster in which the Change in Control occurs (or, if higher, the target APC bonus in respect of the fiscal year in which the Date of Termination occurs) and (iii) ) [one (1), two (2) or three (3)] times the Employee's target LTPA payout (without regard to any amounts that would otherwise be deferred) in respect of the fiscal year of ServiceMaster in which the Change in Control occurs (or, if higher, the target LTPA payout in respect of the fiscal year in which the Date of Termination occurs); provided, however, that any amount paid pursuant to this Section 3(a)(2) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Employee upon termination of employment of the Employee under any severance plan, policy or arrangement of ServiceMaster or its affiliated companies.

        (b) (1) In addition to the payments to be made pursuant to paragraph (a) of this Section 3, if on the Date of Termination the Employee shall not be fully vested in any employer contributions made on the Employee's behalf under the ServiceMaster Profit Sharing and Retirement Plan or ServiceMaster Deferred Compensation Plan or any similar plan(s) of ServiceMaster or its affiliated companies, ServiceMaster shall pay to the Employee within 30 days following the Date of Termination a lump sum cash amount equal to the value of the unvested portion of such employer contributions; provided, however, that if any payment pursuant to this Section 3(b)(1) may or would result in such payment being deemed a transaction which is subject to
        Section 16(b) of the Exchange Act, ServiceMaster shall make such payment so as to meet the conditions for an exemption from such Section 16(b) as set forth in the rules (and interpretive and no-action letters relating thereto) under Section 16. The value of any such unvested employer contributions shall be determined as of the Date of Termination; provided, however, that if ServiceMaster common stock (or any successor security) is traded on the New York Stock Exchange on the Date of Termination, the value of a share of ServiceMaster common stock (or any successor security) shall be the closing price on the New York Stock Exchange on the Date of Termination or, if such date is not a trading day, on the immediately preceding trading day.

                (2) For a period of three years commencing on the Date of Termination, ServiceMaster and its affiliated companies shall continue to keep in full force and effect all policies of medical, accident, disability and life insurance with respect to the Employee and the Employee's dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the date of the Change in Control or, if more favorable to the Employee, as provided generally with respect to other peer employees of ServiceMaster and its affiliated companies, and ServiceMaster and the Employee shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the date of the Change in Control. After the expiration of such three-year period, the Employee shall be entitled to continue the Employee's medical coverage under Federal law (COBRA).

        (c) If during the Termination Period the employment of the Employee shall terminate by reason of a Nonqualifying Termination, then ServiceMaster shall pay to the Employee:

                (1) within 30 days following the Date of Termination, a cash amount equal to the sum of:

                (i) the Employee's full annual base salary from ServiceMaster and its affiliated companies through the Date of Termination, to the extent not theretofore paid, and

                (ii) any compensation previously deferred by the Employee (together with any interest and earnings thereon) under the ServiceMaster Deferred Compensation Plan and any accrued vacation pay, in each case to the extent not theretofore paid; and

                (2) any amounts payable pursuant to the terms of ServiceMaster's and its affiliated companies' annual bonus (APC) plan, LTPA plan and vacation policy, as and when required pursuant to any such plan or policy.

        4.      Certain Additional Payments.
                ---------------------------

        (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution (including of stock or options or other rights to acquire stock, the vesting of which is accelerated as a result of a Change in Control) by ServiceMaster or its affiliated companies to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4)(a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code, or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by ServiceMaster's public accounting firm (the "Accounting

Firm") which shall provide detailed supporting calculations both to ServiceMaster and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by ServiceMaster. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).
All fees and expenses of the Accounting Firm shall be borne solely by ServiceMaster. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by ServiceMaster to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon ServiceMaster and the Employee. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by ServiceMaster should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that ServiceMaster exhausts its remedies pursuant to Section 4(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by ServiceMaster to or for the benefit of the Employee.

        (c) The Employee shall notify ServiceMaster in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by ServiceMaster of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee is informed in writing of such claim and shall apprise ServiceMaster of the nature of such claim and the date on which such claim is requested to be paid (it being understood that any failure by the Employee to provide such notification shall not affect the Employee's rights hereunder unless and only to the extent that ServiceMaster is actually prejudiced by such failure). The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to ServiceMaster (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If ServiceMaster notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                (1) give ServiceMaster any information reasonably requested by ServiceMaster relating to such claim,

                (2) take such action in connection with contesting such claim as ServiceMaster shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by ServiceMaster,

                (3) cooperate with ServiceMaster in good faith in order effectively to contest such claim, and

                (4) permit ServiceMaster to participate in any proceedings relating to such claim;

provided, however, that ServiceMaster shall bear and pay directly all costs and
--------  -------
expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), ServiceMaster shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as ServiceMaster shall determine; provided further, that if ServiceMaster directs the Employee to pay such claim and sue for a refund, ServiceMaster shall advance the amount of such payment to the Employee on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, ServiceMaster's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Employee of an amount advanced by ServiceMaster pursuant to Section 4(c), the Employee becomes entitled to receive, and receives, any refund with respect to such claim, the Employee shall (subject to ServiceMaster's complying with the requirements of Section 4(c)) promptly pay to ServiceMaster the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by ServiceMaster pursuant to
Section 4(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and ServiceMaster does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        5.      Withholding Taxes.  ServiceMaster or its affiliated companies
                -----------------
may withhold from all payments due to the Employee (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, ServiceMaster or its affiliated companies is required to withhold therefrom.

        6.      Reimbursement of Expenses. If any contest or dispute shall arise
                -------------------------
under this Agreement involving termination of the Employee's employment with ServiceMaster or its affiliated companies or involving the failure or refusal of ServiceMaster to perform fully in accordance with the terms hereof, ServiceMaster shall reimburse the Employee, on a current basis, for all legal fees and expenses, if any, incurred by the Employee in connection with such contest or dispute, together with interest thereon at a rate equal to the prime rate, as published in The Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date ServiceMaster receives the Employee's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Employee's claims in such contest or dispute, the Employee shall be required to reimburse ServiceMaster, over a period of 12 months from the date of such resolution, for all sums advanced to the Employee pursuant to this Section 6.

        7.      Operative Event.  Notwithstanding any provision herein to the
                ---------------
contrary, no amounts shall be payable hereunder unless and until a Change in Control has become known to the Board or occurred at a time when the Employee is employed by ServiceMaster.

        8.      Termination of Agreement.
                ------------------------

        (a) This Agreement shall be effective on the date hereof and shall continue until terminated by ServiceMaster as provided in Section 8(b); provided, however, that this Agreement shall terminate in any event upon the earlier to occur of (i) termination of the Employee's employment by ServiceMaster or its affiliated companies prior to a Change in Control, including the Employee's employer ceasing to be affiliated with ServiceMaster pursuant to a transaction or event that does not constitute a Change in Control, and (ii) the Employee's death.

        (b) ServiceMaster shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, a committee thereof or the Chief Executive Officer of ServiceMaster, to approve the termination of this Agreement; provided, however, that no such action shall be taken by the Board, a committee thereof or the Chief Executive Officer of ServiceMaster during any period of time when the Board has knowledge that any Person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such Person has abandoned or terminated its efforts to effect a Change in Control; and provided further, that in no event shall this Agreement be terminated after a Change in Control.

        9.      Scope of Agreement. Nothing in this Agreement shall be deemed to
                ------------------
entitle the Employee to continued employment with ServiceMaster or its affiliated companies and, if the Employee's employment with ServiceMaster or its affiliated companies shall terminate prior to a Change in Control, then, except as specifically provided herein, the Employee shall have no further rights under this Agreement; provided, however, that any
                --------  -------
termination of the Employee's employment following a Change in Control or the Board's becoming aware of an attempted Change in Control shall be subject to all of the provisions of this Agreement.

        10.     Successors; Binding Agreement.
                -----------------------------

        (a) This Agreement shall not be terminated by any merger or consolidation of ServiceMaster whereby ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred, and all references herein to actions or omissions of ServiceMaster following such merger, consolidation or transfer of assets shall be deemed references to actions or omissions of such surviving or resulting corporation or transferee.

        (b) ServiceMaster agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 10(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Employee (or his beneficiary or estate), all of the obligations of ServiceMaster hereunder. Failure of ServiceMaster to obtain such assumption prior to or concurrently with the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Employee to compensation and other benefits from ServiceMaster in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

        (c) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee shall die while any amounts would be payable to the Employee hereunder had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Employee to receive such amounts or, if no person is so appointed, to the Employee's estate.

        11.     Notices.
                -------

        (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed:

                (1) if to the Employee, to the home address of the Employee maintained in ServiceMaster's business records, and if to ServiceMaster, to The

        ServiceMaster Company, One ServiceMaster Way, Downers Grove, Illinois 60515, attention General Counsel with a copy to the Secretary, or

                (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        (b) A written notice of the Employee's Date of Termination by ServiceMaster or the Employee, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon,
(ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Employee or ServiceMaster to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or ServiceMaster hereunder or preclude the Employee or ServiceMaster from asserting such fact or circumstance in enforcing the Employee's or ServiceMaster's rights hereunder.

        12.     Full Settlement; Resolution of Disputes.
                ---------------------------------------

        (a) ServiceMaster's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which ServiceMaster may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment.

        (b) If there shall be any dispute between ServiceMaster and the Employee in the event of any termination of the Employee's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by the Employee of the existence of Good Reason was not made in good faith, or that ServiceMaster is not otherwise obligated to pay any amount or provide any benefit to the Employee and his dependents or other beneficiaries, as the case may be, under Sections 3(a) and 3(b), ServiceMaster shall pay all amounts, and provide all benefits, to the Employee and the Employee's dependents or other beneficiaries, as the case may be, that ServiceMaster would be required to pay or provide pursuant to Sections 3(a) and 3(b) as though such termination were by ServiceMaster without Cause or by the Employee with Good Reason.

        13.     Employment with Subsidiaries. Employment with ServiceMaster for
                ----------------------------
purposes of this Agreement shall include employment with any corporation or other entity in which ServiceMaster has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

        14.     Governing Law; Validity. The interpretation, construction and
                -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

        15.     Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

        16.     Miscellaneous. No provision of this Agreement may be modified or
                -------------
waived unless such modification or waiver is agreed to in writing and signed by the Employee and by a duly authorized officer of ServiceMaster. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Employee or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right the Employee or ServiceMaster may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise expressly set forth in this Agreement, the rights of, and benefits payable to, the Employee, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Employee, his estate or his beneficiaries under any other employee benefit plan or compensation program of ServiceMaster.

IN WITNESS WHEREOF, ServiceMaster has caused this Agreement to be executed by a duly authorized officer of ServiceMaster and the Employee has executed this Agreement as of the day and year first above written.

                            THE SERVICEMASTER COMPANY


                            By:
                            ----------------------------------
                            Name: Jim L. Kaput
                            Title: Senior Vice President and General Counsel



                            ----------------------------------
                            Name:


Subscribed and Sworn to before me
this ___ day of __________, 2001.


----------------------------------
       Notary Public